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                                                                   Exhibit 99j.2
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                     [PricewaterhouseCoopers LLP Letterhead]



                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the inclusion in the Statement of Additional Information with respect to the Post-Effective Amendment to the Registration Statement on Form N-1A (File No. 333-10237) under the Securities Act of 1933, as amended, of the SSgA International Liquidity Fund (formerly Five Arrows Short-Term Investment Trust) of our reports dated February 26, 1998 on our audits of the financial statements and financial highlights of Five Arrows Short-Term Investment Trust, (comprised of the United States Dollar Fund, Pound Sterling Fund, Canadian Dollar Fund and the Deutsche Mark Fund), and International Currency Fund, (comprised of the United States Dollar Portfolio, Pound Sterling Portfolio, Canadian Dollar Portfolio and Deutsche Mark Portfolio), as of and for the period ended December 31, 1997.

We also consent to the reference of our Firm under the caption "Custodian, Transfer and Dividend Disbursing Agent, Fund Accountant, Counsel and Independent Auditors" in the Statement of Additional Information.



                                      /s/ PricewaterhouseCoopers LLP

                                      PricewaterhouseCoopers LLP

Boston, Massachusetts
January 20, 1999